Exhibit 10.68

PDL BioPharma, Inc.
Restricted Stock Agreement
(Amended 11/15/19)

PDL BioPharma, Inc. (the “Company”) has granted to the Participant named in the Restricted Stock Grant Notice (the “Notice”) to which this Restricted Stock Agreement (this “Agreement”) is attached an Award of Shares subject to the terms and conditions set forth in the Notice and this Agreement. The Award has been granted pursuant to and shall in all respects be subject to the terms and conditions of the Company’s Amended and Restated 2005 Equity Incentive Plan (as amended to date, the “Plan”), the provisions of which are incorporated herein by reference. By signing the Notice, the Participant: (a) acknowledges receipt of and represents that Participant has read and is familiar with the Notice, this Agreement and the Plan and the current prospectus for the Plan (the “Prospectus”), (b) accepts the Award subject to all of the terms and conditions of the Notice, this Agreement and the Plan and (c) agrees to accept as binding, conclusive and final all decisions or interpretations of the Committee upon any questions arising under the Notice, this Agreement and the Plan.

1.Definitions and Construction.

1.1Defined Terms. Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings in the Notice and the Agreement.

1.2Construction. Captions and titles contained herein are for convenience only and shall not affect the meaning or interpretation of any provision of this Agreement. Except when otherwise indicated by the context, the singular shall include the plural and the plural shall include the singular. Use of the term “or” is not intended to be exclusive, unless the context clearly requires otherwise. In the event of any inconsistency between the Plan and the Notice or this Agreement, the terms of the Plan shall control.

2.Administration.

All questions of interpretation concerning the Notice and this Agreement shall be determined by the Committee. All determinations by the Committee shall be final and binding upon all persons having an interest in the Award.
3.The Award.

3.1Grant and Issuance of Shares. In consideration of Participant’s agreement to commence employment with and remain in the employ of the Company, upon the Date of Grant, Participant shall acquire and the Company shall issue, subject to the provisions of this Agreement, a number of Shares equal to the Total Number of Shares set forth in the Notice. As a condition to the issuance of the Shares, Participant shall execute and deliver to the Company along with the Notice, the Assignment Separate from Certificate duly endorsed (with date and number of shares blank) in the form attached to the Notice.

3.2No Monetary Payment Required. Participant is not required to make any monetary payment (other than to satisfy applicable tax withholding, if any, with respect to the issuance or vesting of the Shares) as a condition to receiving the Shares, the consideration for which shall be past or f uture services rendered or to be rendered to the Company or an Affiliate or for its benefit, or other legal consideration permitted by the Committee, having a value not less than the par value of the Shares issued pursuant to the Award.

3.3Beneficial Ownership of Shares; Certificate Registration. Participant hereby authorizes the Company, in its sole discretion, to deposit the Shares with the Company’s transfer agent, including any successor transfer agent, to be held in book entry form during the term of the Escrow pursuant to Section 6. Furthermore, Participant hereby authorizes the Company, in its sole discretion, to deposit, following the term of such Escrow, for the benefit of Participant with any broker with which Participant has an account relationship of which the Company has notice any or all Shares which are no longer subject to such Escrow. Except as provided by the foregoing, a certificate for the Shares shall be registered in the name of Participant, or, if applicable, in the names of the heirs of Participant.

3.4Issuance of Shares in Compliance with Law. The issuance of the Shares shall be subject to compliance with all applicable requirements of federal, state or foreign law with respect to such securities. No Shares shall be issued hereunder if their issuance would constitute a violation of any applicable federal, state or foreign securities laws or other law or regulations or the requirements of any stock exchange or market system upon which the Common Stock may then be listed. The inability of the Company to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Company’s legal counsel to be necessary to the lawful issuance of any Shares shall relieve the Company of any liability in respect of the failure to issue such Shares as to which such requisite authority shall not have been obtained. As a condition to the issuance of the Shares, the Company may require Participant to satisfy any qualifications that may be necessary or appropriate, to evidence compliance with any applicable law or regulation and to make any representation or warranty with respect thereto as may be requested by the Company.

4.Vesting of Shares.

The Shares shall vest and become Vested Shares as provided in the Notice. For purposes of the vesting schedule set forth in the Notice, a “Change in Control” shall be as defined in the Plan.
5.Company Reacquisition Right.

5.1Grant of Company Reacquisition Right. Except to the extent otherwise provided in a written agreement between the Company and Participant, in the event that (a)  Participant’s Continuous Service terminates for any reason or no reason, with or without Cause, or (b)  Participant, Participant’s legal representative, or other holder of the Shares, attempts to sell, exchange, transfer, pledge, or otherwise dispose of (other than pursuant to a Transaction), including, without limitation, any transfer to a nominee or agent of Participant, any Shares which are not Vested Shares (“Unvested Shares”), the Company shall automatically reacquire the Unvested Shares, and Participant shall not be entitled to any payment therefor (the “Company Reacquisition Right”).

5.2Transaction. Upon the occurrence of a Transaction or Capitalization Adjustment, any and all new, substituted or additional securities or other property to which Participant is entitled by reason of Participant’s ownership of Unvested Shares shall be immediately subject to the Company Reacquisition Right and the Escrow and included in the terms “Shares,” “Common Stock” and “Unvested Shares” for all purposes of the Company Reacquisition Right with the same force and effect as the Unvested Shares immediately prior to the Transaction or Capitalization Adjustment.

6.Escrow.

6.1Appointment of Agent. To ensure that Shares subject to the Company Reacquisition Right will be available for reacquisition, Participant and the Company hereby appoint the Secretary of the Company, or any other person designated by the Company, as their agent and as attorney-in-fact for Participant (the “Agent”) to hold any and all Unvested Shares and to sell, assign and transfer to the Company any such Unvested Shares reacquired by the Company pursuant to the Company Reacquisition Right. Participant understands that appointment of the Agent is a material inducement to make this Agreement and that such appointment is coupled with an interest and is irrevocable. The Agent shall not be personally liable for any act the Agent may do or omit to do hereunder as escrow agent, agent for the Company, or attorney in fact for Participant while acting in good faith and in the exercise of the Agent’s own good judgment, and any act done or omitted by the Agent pursuant to the advice of the Agent’s own attorneys shall be conclusive evidence of such good faith. The Agent may rely upon any letter, notice or other document executed by any signature purporting to be genuine and may resign at any time.

6.2Establishment of Escrow. Participant authorizes the Company to deposit the Unvested Shares with the Company’s transfer agent to be held in book entry form, as provided in Section 3.3, and Participant agrees to deliver to and deposit with the Agent each certificate, if any, evidencing the Shares and an Assignment Separate from Certificate with respect to such book entry shares and each such certificate duly endorsed (with date and number of Shares blank) in the form attached to the Notice, to be held by the Agent under the terms and conditions of this Section 6 (the “Escrow”). The Company shall bear the expenses of the Escrow.

6.3Delivery of Shares to Participant. The Escrow shall continue with respect to any Shares for so long as such Shares remain subject to the Company Reacquisition Right. Upon termination of the Reacquisition Right with respect to Shares, the Company shall so notify the Agent and direct the Agent to deliver such number of Shares to Participant. As soon as practicable after receipt of such notice, the Agent shall cause to be delivered to Participant the Shares specified by such notice, and the Escrow shall terminate with respect to such Shares.

7.Tax Matters.

7.1Tax Withholding.

a.In General. At the time the Notice is executed, or at any time thereafter as requested by the Company or an Affiliate (each, a “Participating Company” and together the “Participating Company Group”), Participant hereby authorizes withholding from payroll and any other amounts payable to Participant, and otherwise agrees to make adequate provision for, any sums required to satisfy the federal, state, local and foreign tax withholding obligations of the Participating Company Group, if any, which arise in connection with the Award, including, without limitation, obligations arising upon (i) the transfer of Shares to Participant, (ii) the lapsing of any restriction with respect to any Shares, (iii) the filing of an election to recognize tax liability, or (iv) the transfer by Participant of any Shares. The Company shall have no obligation to deliver the Shares or to release any Shares from the Escrow established pursuant to Section 6 until the tax withholding obligations of the Participating Company have been satisfied by Participant.

b.Withholding in Shares. Participant may satisfy all or any portion of a Participating Company’s tax withholding obligations by requesting the Company to withhold a number of w hole, Vested Shares otherwise deliverable to Participant or by tendering to the Company, or attestation to the ownership, of a number of whole, Vested Shares or vested shares of Common Stock acquired otherwise than pursuant to the Award having, in any such case, a Fair Market Value, as determined by the Company as of the date on which the tax withholding obligations arise, not in excess of the amount of such tax withholding obligations determined by the applicable minimum statutory withholding rates (or such lesser amount as may be necessary to avoid classification of the Award as a liability for financial accounting purposes). Any adverse consequences to Participant resulting from the procedure permitted under this Section, including, without limitation, tax consequences, shall be the sole responsibility of Participant.

c.Participant Responsibility. Participant is ultimately liable and responsible for all taxes owed in connection with the Award, regardless of any action the Participating Company Group takes with respect to any tax withholding obligations that arise in connection with the Award. No member of the Participating Company Group makes any representation or undertaking regarding the treatment of any tax withholding in connection with the Award or the subsequent sale of Common Stock. The Participating Company Group does not commit and is under no obligation to structure the Award to reduce or eliminate Participant’s tax liability.

7.2Election Under Section 83(b) of the Code.

a.Participant understands that Section 83 of the Code taxes as ordinary income the difference between the amount paid for the Shares, if anything, and the fair market value of the Shares as of the date on which the Shares are “substantially vested,” within the meaning of Section 83. In this context, “substantially vested” means that the right of the Company to reacquire the Shares pursuant to the Company Reacquisition Right has lapsed. Participant understands that he or she may elect to have his or her taxable income determined at the time he or she acquires the Shares rather than when and as the Company Reacquisition Right lapses by filing an election under Section 83(b) of the Code with the Internal Revenue Service no later than thirty (30) days after the date of acquisition of the Shares. Participant understands that failure to make a timely filing under Section 83(b) will result in his or her recognition of ordinary income, as the Company Reacquisition Right lapses, on the difference between the purchase price, if anything, and the fair market value of the Shares at the time such restrictions lapse. Participant further understands, however, that if Shares with respect to which an election under Section 83(b) has been made are forfeited to the Company pursuant to its Company Reacquisition Right, such forfeiture will be treated as a sale on which there is realized a loss equal to the excess (if any) of the amount paid (if any) by Participant for the forfeited Shares over the amount realized (if any) upon their forfeiture. If Participant has paid nothing for the forfeited Shares and has received no payment upon their forfeiture, Participant understands that he or she will be unable to recognize any loss on the forfeiture of the Shares even though Participant incurred a tax liability by making an election under Section 83(b).

b.Participant understands that he or she should consult with his or her tax advisor regarding the advisability of filing with the Internal Revenue Service an election under Section 83(b) of the Code, which must be filed no later than thirty (30) days after the date of the acquisition of the Shares pursuant to this Agreement. Failure to file an election under Section 83(b), if appropriate, may result in adverse tax consequences to Participant. Participant acknowledges that he or she has been advised to consult with a tax advisor regarding the tax consequences to Participant of the acquisition of Shares hereunder. ANY ELECTION UNDER SECTION 83(b) PARTICIPANT WISHES TO MAKE MUST BE FILED NO LATER THAN 30 DAYS AFTER THE DATE ON WHICH PARTICIPANT ACQUIRES THE SHARES. THIS TIME PERIOD CANNOT BE EXTENDED. PARTICIPANT ACKNOWLEDGES THAT TIMELY FILING OF A SECTION 83(b) ELECTION IS P

ARTICIPANT’S SOLE RESPONSIBILITY, EVEN IF PARTICIPANT REQUESTS THE COMPANY OR ITS REPRESENTATIVE TO FILE SUCH ELECTION ON HIS OR HER BEHALF.

c.Participant will notify the Company in writing if Participant files an election pursuant to Section 83(b) of the Code. The Company intends, in the event it does not receive from Participant evidence of such filing, to claim a tax deduction for any amount which would otherwise be taxable to Participant in the absence of such an election.

8.Adjustments for Changes in Capital Structure; Transactions.

Participant acknowledges that the Award is subject to adjustment, modification and termination in certain events as provided in this Agreement and the Plan, including Section 10 of the Plan.

9.Rights as a Stockholder, Director, Employee or Consultant.

Participant shall have no rights as a stockholder with respect to any Shares subject to the Award until the date of the issuance the Shares (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company). No adjustment shall be made for dividends, distributions or other rights for which the record date is prior to the date the Shares are issued, except as provided in Section 10 of the Plan. Subject the provisions of this Agreement, Participant shall exercise all rights and privileges of a stockholder of the Company with respect to Shares deposited in the Escrow pursuant to Section 6. If Participant is an Employee, Participant understands and acknowledges that, except as otherwise provided in a separate, written employment agreement between a Participating Company and Participant, Participant’s employment is “at will” and is for no specified term. Nothing in this Agreement shall confer upon Participant any right to continue in the Continuous Service of a Participating Company or interfere in any way with any right of the Participating Company Group to terminate Participant’s Continuous Service at any time.

10.Legends.

The Company may at any time place legends referencing the Company Reacquisition Right and any applicable federal, state or foreign securities law restrictions on all certificates representing the Shares. Participant shall, at the request of the Company, promptly present to the Company any and all certificates representing the Shares in the possession of Participant in order to carry out the provisions of this Section. Unless otherwise specified by the Company, legends placed on such certificates may include, but shall not be limited to, the following:
“THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS SET FORTH IN AN AGREEMENT BETWEEN THIS CORPORATION AND THE REGISTERED HOLDER, OR HIS PREDECESSOR IN INTEREST, A COPY OF WHICH IS ON FILE AT THE PRINCIPAL OFFICE OF THIS CORPORATION.”

11.Transfers in Violation of Agreement.

No Shares may be sold, exchanged, transferred, assigned, pledged, hypothecated or otherwise disposed of, including by operation of law, except pursuant to a Transaction, until the date on which such Shares become Vested Shares, and any such attempted disposition shall be void. The Company shall not be required (a) to transfer on its books any Shares which will have been transferred in violation of any of the provisions set forth in this Agreement or (b) to treat as owner of such Shares or to accord the right to vote as such owner or to pay dividends to any transferee to whom such Shares will have been so transferred. In order to enforce its rights under this Section, the Company shall be authorized to give a stop transfer instruction with respect to the Shares to the Company’s transfer agent.

12.Miscellaneous Provisions.

12.1Termination or Amendment. The Committee may terminate or amend the Plan or this Agreement at any time; provided, however, that no such termination or amendment may adversely affect Participant’s rights under this Agreement without the consent of Participant unless such termination or amendment is necessary to comply with applicable law or government regulation. No amendment or addition to this Agreement shall be effective unless in writing.

12.2Further Instruments. The parties hereto agree to execute such further instruments and to take such further action as may reasonably be necessary to carry out the intent of this Agreement.

12.3Binding Effect. This Agreement shall inure to the benefit of the successors and assigns of the Company and, subject to the restrictions on transfer set forth herein, be binding upon Participant and Participant’s heirs, executors, administrators, successors and assigns.

12.4Delivery of Documents and Notices. Any documentation relating to participation in the Plan or any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given (except to the extent that this Agreement provides for effectiveness only upon actual receipt of such notice) upon personal delivery, electronic delivery at the e-mail address, if any, provided for Participant by a Participating Company, or upon deposit in the U.S. Post Office or foreign postal service, by registered or certified mail, or with a nationally recognized overnight courier service, with postage and fees prepaid, addressed to the Company at its principal executive offices and to Participant at Participant’s most-recent address on the Company’s personnel records or at such other address as such party may designate in writing from time to time to the other party.

a.Description of Electronic Delivery. The Plan documents, which may include but do not necessarily include: the Plan, the Notice, this Agreement, the Prospectus, and any reports of the Company provided generally to the Company’s stockholders, may be delivered to Participant electronically. In addition, the parties may deliver electronically any notices called for in connection with the Escrow and Participant may deliver electronically the Notice to the Company or to such third party involved in administering the Plan as the Company may designate from time to time. Such means of electronic delivery may include but do not necessarily include the delivery of a link to a Company intranet or the internet site of a third party involved in administering the Plan, the delivery of the document via e-mail or such other means of electronic delivery specified by the Company.

b.Consent to Electronic Delivery. Participant acknowledges that Participant has read Section 12.4(a) of this Agreement and consents to the electronic delivery of the Plan documents, the Notice and notices in connection with the Escrow, as described in Section 12.4(a). Participant acknowledges that he or she may receive from the Company a paper copy of any documents delivered electronically at no cost to Participant by contacting the Company by telephone or in writing. Participant further acknowledges that Participant will be provided with a paper copy of any documents if the attempted electronic delivery of such documents fails. Similarly, Participant understands that Participant must provide the Company or any designated third party administrator with a paper copy of any documents if the attempted electronic delivery of such documents fails. Participant may revoke his or her consent to the electronic delivery of documents described in Section 12.4(a) or may change the electronic m ail address to which such documents are to be delivered (if Participant has provided an electronic mail address) at any time by notifying the Company of such revoked consent or revised e-mail address by telephone, postal service or electronic mail. Finally, Participant understands that he or she is not required to consent to electronic delivery of documents described in Section 12.4(a).

12.5Clawback/Recovery. Participant hereby agrees that the Award is subject to the provisions of Section 9(l) of the Plan.

12.6Integrated Agreement. The Notice, this Agreement and the Plan together with any other employment, severance, service or other agreement between Participant and a Participating Company referring to the Award, if any, shall constitute the entire understanding and agreement of Participant and the Participating Company Group with respect to the subject matter contained herein or therein and supersedes any prior agreements, understandings, restrictions, representations, or warranties among Participant and the Participating Company Group with respect to such subject matter other than those as set forth or provided for herein or therein. To the extent contemplated herein or therein, the provisions of the Notice, the Agreement and the Plan shall survive any settlement of the Award and shall remain in full force and effect.

12.7Applicable Law. This Agreement and any controversy arising out of or relating to this Agreement shall be governed by, and construed in accordance with, the General Corporation Law of the State of Delaware, without regard to that state’s conflict of law rules.

12.8Counterparts. The Notice may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

12.9Limitation on Participant's Rights. The grant of the Award confers no rights or interests other than as herein provided. This Agreement creates only a contractual obligation on the part of the Company as to amounts payable and shall not be construed as creating a trust. Participant shall have only the rights of a general unsecured creditor of the Company with respect to the Award.